Exhibit 99.1

COMPANY CONTACT:	INVESTOR CONTACT:
Martha L. Hough VP Finance & Investor Relations (858) 314-5824 Debra P. Crawford Chief Financial Officer (858) 314-5708	Westwicke Partners, LLC Stefan Loren, Ph.D. (sloren@westwicke.com) (858) 356-5930 Robert Uhl (robert.uhl@westwicke.com) (858) 356-5932

For Immediate Release

SANTARUS ANNOUNCES LAUNCH OF A PROPOSED SECONDARY COMMON STOCK

OFFERING BY A SELLING STOCKHOLDER

SAN DIEGO (May 9, 2013) – Santarus, Inc. (NASDAQ: SNTS) today announced a proposed secondary underwritten public offering of shares of its common stock. All shares will be offered by Cosmo Technologies Limited. Santarus will not sell any shares or receive any proceeds from the offering. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Jefferies LLC is acting as the sole book-running manager for the offering.

A shelf registration statement (including a prospectus) relating to these securities was filed by Santarus with the Securities and Exchange Commission (SEC) and declared effective by the SEC on April 29, 2009. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th floor, New York, NY 10022 or by telephone at 877-547-6340 or by email at Prospectus_Department@Jefferies.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Santarus

Santarus, Inc. is a specialty biopharmaceutical company focused on acquiring, developing and commercializing proprietary products that address the needs of patients treated by physician specialists. The company’s current commercial efforts are focused on five products. UCERIS™ (budesonide) extended release tablets for the induction of remission in patients with active, mild to moderate ulcerative colitis and ZEGERID® (omeprazole/sodium bicarbonate) for the treatment of certain upper gastrointestinal disorders are promoted to gastroenterologists. GLUMETZA® (metformin hydrochloride extended release tablets) and CYCLOSET® (bromocriptine mesylate) tablets, which are indicated as adjuncts to diet and exercise to improve glycemic control in adults with type 2 diabetes, and FENOGLIDE® (fenofibrate) tablets, which is indicated as an adjunct to diet to reduce high cholesterol, are promoted to endocrinologists and other physicians who treat patients with type 2 diabetes. Full prescribing and safety information for Santarus’ products is available at www.santarus.com.

Santarus’ product development pipeline includes the investigational drug RUCONEST® (recombinant human C1 esterase inhibitor). A Biologics License Application for RUCONEST was submitted to the FDA in April 2013 for the treatment of acute angioedema attacks in patients with hereditary angioedema. Santarus is also developing rifamycin SV MMX®, which is in Phase III clinical testing for the treatment of travelers’ diarrhea. In addition, the company has completed a Phase I clinical program with SAN-300, an investigational monoclonal antibody. More information about Santarus is available at www.santarus.com.

Forward-Looking Statements

Santarus cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Such forward-looking statements include statements about Santarus’ expectations with respect to the proposed offering by the selling stockholder. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as risks and uncertainties inherent in Santarus’ business, including, without limitation, difficulties or delays in development, testing, manufacturing and marketing of, and obtaining and maintaining regulatory approvals for, Santarus’ products and other risks detailed in Santarus’ prior press releases as well as in public periodic filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as may be required by applicable law. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Santarus®, FENOGLIDE®, UCERIS™, and ZEGERID® are trademarks of Santarus, Inc. GLUMETZA® is a trademark of Biovail Laboratories International S.r.l. licensed exclusively in the United States to Depomed, Inc. CYCLOSET® is a trademark of VeroScience LLC. MMX® is a trademark of Cosmo Technologies Limited. RUCONEST® is a trademark of Pharming Group N.V.

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